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                                                          EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of Horizon/CMS Healthcare Corporation of our report dated August 9, 1994, with respect to the consolidated financial statements and schedules of Continental Medical Systems, Inc. included in its Annual Report on Form 10-K (as amended by Amendment No. 1 on Form 10K/A) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP

                                                    Ernst & Young LLP

Harrisburg, Pennsylvania
October 3, 1995